Exhibit 23.1

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
HRG Group, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-178587, 333-43223, 333-45568, 333-124693, 333-197222, and 333-197223) on Form S-8 and the registration statements (No. 333-209396, 333-176522, 333-180070, and 333-192779) on Form S-3 of HRG Group, Inc. of our report dated November 20, 2017, except for the effects of changes in discontinued operations, as discussed in Notes 1, 5, 15, and 26, as to which the date is March 30, 2018, with respect to the consolidated statements of financial position of HRG Group, Inc. and subsidiaries as of September 30, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three‑year period ended September 30, 2017, and the related financial statement schedule II, which appears in this Current Report on Form 8-K of HRG Group, Inc.

/s/ KPMG LLP
New York, New York
March 30, 2018